TPC PROJECT No. 720-481443
AMENDMENT NO. 6

TECHNOLOGY PARTNERSHIPS CANADA

AMENDMENT AGREEMENT

This Agreement made

Between: **HER MAJESTY THE QUEEN IN RIGHT OF CANADA,** as represented by the Minister of Industry (hereinafter referred to as the "Minister"),

And: **MARCH NETWORKS CORPORATION,** a corporation duly incorporated under the laws of Canada, having its head office located at Ottawa, Ontario (hereinafter referred to as "**a Proponent**" or "**March Networks**"),

And: **MITEL NETWORKS CORPORATION,** a corporation duly incorporated under the laws of Canada, having its head office located at Ottawa, Ontario (hereinafter referred to as "**a Proponent**" or "**Mitel Networks**"),

And: **MARCH HEALTHCARE CORPORATION,** a corporation duly incorporated under the laws of Canada, having its head office located at Ottawa, Ontario (hereinafter referred to as "**a Proponent**" or "**March Healthcare**").

March Networks, Mitel Networks and March Healthcare are hereinafter collectively referred to as the "**Proponents**".

RECITAL

1. The Minister, March Networks, Mitel Networks and Mitel Knowledge Corporation entered into a Contribution Agreement dated the 10th day of October, 2002 under the Technology Partnerships Canada Program, and

2. The Contribution Agreement was subsequently amended on March 27, 2003, April 27, 2004, September 9, 2004, June 27, 2005 and September 26, 2005. The Contribution Agreement and these amendments are collectively referred to as the "Contribution Agreement", and

3. March Networks has, pursuant to a resolution of its Board of Directors on November 30, 2005, decided to (a) dispose of the telehealth business operated by its wholly owned subsidiary, March Healthcare, either by finding an acquirer for the shares or substantially all of the assets of March Healthcare, or (b) dissolve March Healthcare pursuant to subsection 211(5) and section 263 of the *Canada Business Corporation Act*, and

4. On April 15, 2006, the operations of March Healthcare were discontinued and all employment and contractual relationships were terminated effective as of that date. The title of the telehealth solution intellectual property developed under the Project remains with March Healthcare, and

5. March Networks has made a representation to the Minister that no aspects of the telehealth solution intellectual property are necessary for its remaining business or for meeting its obligations under the Contribution Agreement, and

6. March Networks has requested and, following completion of an extensive review, the Minister has agreed to:
   (a) remove March Healthcare as a Proponent to the Contribution Agreement, and
   (b) exclude the telehealth solution intellectual property developed under the Project from Section 6.6 Intellectual Property of Schedule 1 (TPC General Conditions) of the Contribution Agreement, and

7. All the Proponents have made a representation to the Minister that they collectively spent $58,900,000 in research and development during their fiscal year 2005-06, which is the first year of the benefit phase, with March Networks and March Healthcare collectively spending $6,400,000, and Mitel Networks spending $52,500,000, and

8. March Networks and Mitel Networks have requested the Minister to amend the five-year post-Project Completion Date R&D spending commitment, which has four years remaining and which will expire as of March 31, 2010.

In consideration of their respective obligations set out in the Contribution Agreement the Minister and the Proponents now wish to amend the Contribution Agreement.

THEREFORE, the Parties agree as follows:

1. The above preamble is part of this Amendment Agreement (the "Agreement").

2. Unless the context indicates otherwise, words and phrases defined in the Contribution Agreement have the same meaning in this Agreement.

3. At Page 1, delete:

"AND: MARCH HEALTHCARE CORPORATION, a corporation duly incorporated under the laws of Canada, having its head office located at Ottawa, Ontario
(hereinafter referred to as "a Proponent" or "March Healthcare").

4. In Section B of Schedule 4, entitled "Contractual Benefits to Canada":

DELETE subsection 3:

R&D after Project Completion Date
The Proponents undertake to conduct an average of $80,000,000, with a minimum of $50,000,000 worth of R&D per year during the next five years following the Project Completion Date.

AND SUBSTITUTE WITH THE FOLLOWING:

3. Research and Development after Project Completion Date

3.1 Definition of Research and Development
Research and Development (R&D) means R&D work conducted by a Proponent that qualifies under the Revenue Canada's Scientific Research and Experimental Development (SR&ED) program, unless otherwise agreed to by the Minister in writing.

3.2 Proportionate Share of R&D

3.2.1 Each Proponent shall be exclusively responsible for its proportionate share of the R&D spending commitment: March Networks in the total amount of $33,500,000, and Mitel Networks in the total amount of $366,500,000.

3.2.2 March Networks and March Healthcare have already spent $6,400,000 on R&D in their fiscal year 2005-06. March Networks undertakes to spend a total of $27,100,000 on R&D over the next four years starting April 1, 2006, with a minimum R&D spending of $4,200,000 per year.

3.2.3 Mitel Networks has already spent $52,500,000 on R&D in its fiscal year 2005-06. Mitel Networks undertakes to spend a total of $314,000,000 of R&D spending over the next four to six years, starting from April 1, 2006, with a minimum R&D spending of $45,800,000 per year.

3.3 Reporting

3.3.1 Within one hundred and twenty (120) days of the fiscal year end of a Proponent, the Proponent shall report to the Minister the amount of its R&D spending for the previous 12-month period ending on March 31.

3.3.2 If the amount of R&D reported is lower than a Proponent's minimum annual R&D spending as set out in subsection 3.2 above, the report shall also set out the reasons why the Proponent's R&D spending has been lower than the minimum annual R&D spending, together with an action plan and a revised budget, which plan and budget shall be acceptable to the Minister, to ensure that the Proponent will meet its total R&D spending commitment as set out in subsection 3.2.2 or 3.2.3, as the case may be.

3.4 Contractual Benefits

For greater certainty, Section 7.1 (Contractual Benefits) of Schedule 1 – TPC General Conditions of the Agreement applies to each Proponent individually. The Agreement will terminate for a Proponent when all of the Proponent's undertakings in regard to the contractual benefits set out in Schedule 4 to the Agreement have been fulfilled.

All provisions of the Contribution Agreement remain in full force and effect, except as modified by this Amendment Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Amendment Agreement through duly authorized representatives.

HER MAJESTY THE QUEEN IN RIGHT OF CANADA, as represented by the Minister of Industry

Per: ______________________ Oct 31/06
Jeff Moore, Executive Director
Technology Partnerships Canada
Date

MARCH NETWORKS CORPORATION

Per: ______________________ Oct 31/06
Date

KEN TAYLOR, CFO
Name & Title

MITEL NETWORKS CORPORATION

Per: ______________________ Oct 31/06
Date

D. McCarthy - Treasurer
Name & Title

MARCH HEALTHCARE CORPORATION

Per: ______________________ Oct 31/06
Date

KEN TAYLOR, CFO
Name & Title